Exhibit 99.1

Biote Announces CEO Retirement and Succession Plan

Terry Weber Retiring as CEO and Director and Transitioning to Strategic Advisor to Company’s Board of Directors

Health Care Veteran Bret Christensen to Succeed Terry Weber as CEO and Director

IRVING, TX – January 30, 2025 – biote Corp. (NASDAQ: BTMD) (“Biote” or the “Company”), a leading solutions provider in preventive health care through the delivery of personalized hormone optimization and therapeutic wellness, today announced that Terry Weber is retiring as Chief Executive Officer and stepping down from the Company’s Board of Directors, effective as of February 1, 2025. She will be transitioning to Strategic Advisor to the Company’s Board of Directors. Concurrently, Mr. Bret Christensen has been named Chief Executive Officer and Director, effective February 1, 2025.

“On behalf of the Board, I want to thank Terry for her many contributions to Biote’s success over the past six years. Under Terry’s leadership, Biote has grown to become one of the nation’s leading educators in hormone optimization, with over 7,000 Biote-certified practitioners advancing patient health and well-being throughout the country,” said Marc Beer, Executive Chairman of the Board of Directors. “Terry’s passionate commitment to women’s health has been invaluable in enabling Biote to redefine the concept of healthy aging, and we believe her strategic vision has positioned Biote for continued growth in the years ahead.”

Ms. Weber commented, “It has been my profound honor to grow Biote over the past six years while building Biote’s best-in-class practitioner network and advancing the cause of women’s health. I am proud of Biote’s continued efforts to initiate essential conversations that I believe will enhance health care industry practices and policies long-term. I look forward to collaborating with Bret and the Board as Biote further expands access to transformative healthcare solutions.”

Mr. Christensen is a distinguished executive with over two decades of leadership experience in women’s health and the broader health care sector. Throughout his career, Mr. Christensen has consistently worked to advance health care offerings into industry standards, demonstrating an outstanding ability to launch innovative solutions, penetrate markets and effectively scale businesses.

“On behalf of the Board of Directors, I am delighted to welcome Bret to Biote,” Mr. Beer said. “In his prior commercial and general management leadership roles at Hologic (NASDAQ: HOLX), Myriad Genetics (NASDAQ: MYGN) and Insulet (NASDAQ: PODD), Bret helped revolutionize treatments in women’s health care, oncology and diabetes, generating profitable growth and achieving significant commercial success of numerous products. With his deep expertise spanning the diagnostic, therapeutic and medical device health care sectors, we believe Bret is exceptionally qualified to lead Biote’s next level of growth and help drive value creation for Biote stakeholders.”

Mr. Christensen said, “I am excited to join Biote at this pivotal time as the Company continues to build on its success in hormone optimization while capturing the complementary growth opportunity in therapeutic wellness. With an unparalleled technology, training and education platform, I believe Biote is uniquely positioned to deliver impactful wellness services and products to an expanding universe of practitioners and patients and achieve accelerated growth.”

About Biote

Biote is transforming healthy aging through innovative, personalized hormone optimization and therapeutic wellness solutions delivered by Biote-certified medical providers. Biote trains practitioners to identify and treat early indicators of aging conditions, an underserved global market, providing affordable symptom relief for patients and driving clinic success for practitioners.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Some of the forward-looking statements can be identified by the use of forward-looking words. Statements that are not historical in nature, including the words “may,” “can,” “should,” “will,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “hope,” “believe,” “seek,” “target,” “continue,” “could,” “might,” “ongoing,” “potential,” “predict,” “would” and other similar expressions, are intended to identify forward-looking statements. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual results or developments to differ materially from those expressed or implied by such forward-looking statements, including but not limited to: the success of our dietary supplements to attain significant market acceptance among clinics, practitioners and their patients; our customers’ reliance on certain third parties to support the manufacturing of bio-identical hormones for prescribers; our and our customers’ sensitivity to regulatory, economic, environmental and competitive conditions in certain geographic regions; our ability to increase the use by practitioners and clinics of the Biote Method at the rate that we anticipate or at all; our ability to grow our business; the significant competition we face in our industry; the impact of strategic acquisitions and the implementation of our growth strategies; our limited operating history; our ability to protect our intellectual property; the heavy regulatory oversight in our industry; changes in applicable laws or regulations; the inability to profitably expand in existing markets and into new markets; the possibility that we may be adversely impacted by other economic, business and/or competitive factors, including the impact of hurricane and other natural disasters; and future exchange and interest rates. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and other risks and uncertainties described in the “Risk Factors” section of the Biote’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2024, filed with the Securities and Exchange Commission on November 12, 2024, and other documents filed by Biote from time to time with the Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Biote assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Biote does not give any assurance that it will achieve its expectations.

Contacts

Investor Relations:

Eric Prouty

AdvisIRy Partners

eric.prouty@advisiry.com

Media:

biote@theblissgrp.com